_____________________________________________

                       ANNUAL CERTIFICATEHOLDERS' STATEMENT
                  _____________________________________________

                           FIRST DEPOSIT MASTER TRUST
                                 SERIES 1995-1
                  _____________________________________________


     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-1 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each year regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1995-1 Certificates with respect to the year ended December 31, 1996, and with respect to the performance of the Trust during 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1996 Distribution for the Series 1995-1 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Senior Certificateholders per
       $1,000 original certificate principal amount                   $57.898430

   (2) The amount set forth in A(1) above distributed to Senior
       Certificateholders with respect to interest per $1,000 original
       certificate principal amount                                   $57.898430

   (3) The amount set forth in A(1) above distributed to Senior
       Certificateholders with respect to principal per $1,000 original
       certificate principal amount                                    $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation of Receivables Collections to the Series 1995-1
       Certificates

       (a) The aggregate amount of Finance Charge Receivables collected
           during 1996                                           $827,325,430.74

       (b) The aggregate amount of Interchange collected and allocated
           to the Trust during 1996                               $16,860,975.00

       (c) The aggregate amount of Principal Receivables collected
           during 1996                                         $3,040,885,588.86

       (d) The weighted average Floating Allocation Percentage with
           respect to the Series 1995-1 Certificates for 1996         22.710869%

       (e) The weighted average Principal Allocation Percentage with
           respect to the Series 1995-1 Certificates for 1996         22.662976%

       (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 1995-1 Certificates for
           1996                                                  $191,722,068.88

       (g) The Principal Receivables collected and allocated to the
           Series 1995-1 Certificates for 1996                   $689,155,162.31

   (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-1 for 1996

       (a) The Finance Charge Receivables and Interchange collected and
           allocated to the Series 1995-1 Certificates           $191,722,068.88

       (b) Collection Account and Special Funding Account investment earnings allocated to the Series 1995-1
           Certificates                                              $499,219.77

       (c) Principal Funding Account Investment Proceeds                   $0.00

       (d) Prefunding Account Investment Proceeds                          $0.00

       (e) Reserve Account withdrawals, if applicable                      $0.00

       (f) Additional Finance Charges from other Series allocated to
           the Series 1995-1 Certificates                            $913,842.88

       (g) Payments, if any, on deposit as of the Determination Date
           received from any Interest Rate Protection Agreements           $0.00

       (h) Reallocated Principal Collections                               $0.00

       (i) Total Available Finance Charge Collections and Reallocated
           Principal Collections for Series 1995-1 (total of (a), (b),
           (c), (d), (e), (f), (g) and (h) above)                $193,135,131.53

   (3) Available Principal Collections for Series 1995-1 for 1996

       (a) The Principal Receivables collected and allocated to the
           Series 1995-1 Certificates                            $689,155,162.31

       (b) Shared Principal Collections from other Series allocated to
           the Series 1995-1 Certificates                                  $0.00

       (c) Additional amounts to be treated as Available Principal
           Collections pursuant to the Series Supplement          $63,045,484.42

       (d) Reallocated Principal Collections                               $0.00

       (e) Available Principal Collections for Series 1995-1 (total of
           (a), (b) and (c) minus (d) above)                     $752,200,646.73

   (4) Delinquent Balances in the Trust

       The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of 1996.

       (a)     31-60 days                   $97,685,404
       (b)     61-90 days                    55,133,614
       (c)     91 or more days               92,468,624
       (d)     Total Delinquencies         $245,287,642

   (5) Defaulted Amount

       (a) The aggregate amount of Defaulted Receivables with respect
           to the Trust for 1996                                 $315,272,630.65

       (b) The aggregate amount of Recoveries of Defaulted Receivables
           processed during 1996                                  $35,519,395.01

       (c) The Defaulted Amount for 1996 [Defaulted Receivables minus
            Recoveries]                                          $279,753,235.64

       (d) The Defaulted Amount for 1996 allocable to the Series 1995-1 Certificates (the "Series 1995-1 Defaulted
           Amount")                                               $63,045,484.42

       (e) The Senior Defaulted Amount for 1996                   $49,805,932.70

   (6) Senior Charge-Offs

       (a) The excess, if any, of the Senior Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Senior Defaulted Amount, (ii) Reallocated Principal
           Collections and (iii) the amount by which the Collateral
           Invested Amount has been reduced in respect of such
           Senior Defaulted Amount (a "Senior Charge-Off")                 $0.00

       (b) The amount of the Senior Charge-Off set forth in item 6(a)
           above, per $1,000 original certificate principal amount
           (which will have the effect of reducing, pro rata, the
           amount of each Senior Certificateholder's
           investment)                                                 $0.000000

       (c) The total amount reimbursed on the Distribution Date in
           respect of Senior Charge-Offs for 1996                          $0.00

       (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Senior
           Certificateholder's investment)                             $0.000000

       (e) The amount, if any, by which the outstanding principal balance of the Senior Certificates exceeds the Senior Invested
           Amount and the Senior Initial Percentage of the Prefunding
           Account Balance, if any, as of the last Distribution Date
           of 1996, after giving effect to all deposits, withdrawals
           and distributions on such Distribution Date                     $0.00

   (7) Reductions in the Collateral Interest

       (a) The excess, if any, of the Collateral Defaulted Amount over
           Available Finance Charge Collections applied to such
           Collateral Defaulted Amount                                     $0.00

       (b) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1996 in
           respect of Reallocated Principal Collections                    $0.00

       (c) The amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1996 in respect of
           the unpaid Required Amount                                      $0.00

       (d) The total amount by which the Collateral Invested Amount has been reduced on the last Distribution Date of 1996 as set
           forth in items 7(a), (b) and (c)                                $0.00

       (e) The total amount reimbursed on the last Distribution Date of
           1996 in respect of reductions in the Collateral Invested
           Amount on prior Distribution Dates                              $0.00

       (f) The  amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral
           Invested Amount and the Collateral Percentage of the Prefunding Account Balance, if any, as of the last Distribution Date of
           1996, after giving effect to all deposits, withdrawals and
           distributions on the last Distribution Date of 1996             $0.00

   (8) Investor Monthly Servicing Fee

       The amount of the Series 1995-1 Monthly Servicing Fee payable
       to the Servicer during 1996                                $16,625,000.00

   (9) Prefunding Account

       (a) The Prefunding Account Balance on the last Distribution
           Date of 1996                                                    $0.00

       (b) The Senior Percentage of the Prefunding Account Balance
           on the last Distribution Date of 1996                           $0.00

       (c) The Collateral Percentage of the Prefunding Account Balance
           on the last Distribution Date of 1996                           $0.00

  (10) Senior Monthly Interest

       (a) Senior Monthly Interest payable during 1996            $42,989,631.29

  (11) Principal Funding Account Amount

       (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
           Date                                                            $0.00

       (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in December, 1998 (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

  (12) Deficit Controlled Accumulation Amount

       The Deficit Controlled Accumulation Amount for the Distribution
       Date, after giving effect to all deposits, withdrawals and
       distributions on such Distribution Date                             $0.00

  (13) Reserve Account (if applicable)

       (a) The amount on deposit in the Reserve Account, if funded, on the Distribution Date, after giving effect to all
           deposits, withdrawals and distributions on such
           Distribution Date and therelated Transfer Date                    N/A

       (b) The Required Reserve Account Amount, if any, selected
           by the Servicer                                                   N/A

C) Senior Invested Amount

   (1) The Senior Invested Amount and the Senior Percentage of the
       Prefunding Account Balance on the date of issuance (the
       "Senior Initial Amount")                                  $750,500,000.00

   (2) The Senior Invested Amount and the Senior Percentage of the
       Prefunding Account Balance, if any, on the last Distribution
       Date of 1996, after giving effect to all deposits, withdrawals
       and distributions on such Distribution Date               $750,500,000.00

   (3) The Pool Factor for the last Distribution Date of 1996 (which represents the ratio of the Senior Invested Amount and the
       Senior Percentage of the Prefunding Account Balance, if any, as
       of such Distribution Date, after giving effect to any adjustment in the Senior Invested Amount on such Distribution  Date, to the Senior Initial Amount). The amount of a Senior
       Certificateholder's pro rate share of the Senior Invested Amount and the Prefunding Account Balance, if any, can be determined by multiplying the original denomination of the Senior
       Certificateholder's Certificate by the Pool Factor               1.000000

D) Collateral Invested Amount

   (1) The Collateral Invested Amount and the Collateral Percentage of
       the Prefunding Account Balance on the date of
       issuance                                                  $199,500,000.00

   (2) The Collateral Invested Amount and the Collateral Percentage of
       the Prefunding Account Balance, if any, on the last Distribution
       Date of 1996, after giving effect to all deposits, withdrawals
       and distributions on such Distribution Date               $199,500,000.00

   (3) The Collateral Invested Amount as a percentage of the sum of the Collateral Invested Amount and the Senior Invested Amount on such
       Distribution Date                                                  21.00%

E) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the
       close of business on the last day of 1996                  $4,694,270,929

   (2) The aggregate amount of Finance Charge Receivables in the Trust
       at the close of business on the last day of 1996              $89,386,778

F) Annualized Percentages

   (1) The average Gross Yield for 1996 (sum of the monthly Gross Yield
       divided by 12)                                                     20.33%

   (2) The average Net Loss Rates for1996 (sum of monthly Net Loss Rates
       divided by 12)                                                      6.64%

   (3) The average Portfolio Yield for 1996 (the average Gross Yield
       minus the average Net Loss Rate for 1996)                          13.69%

   (4) The average Base Rate for 1996 (sum of monthly Base Rates divided
       by 12)                                                              7.79%

   (5) The average Net Spread for 1996 (the average Portfolio Yield
       minus the average Base Rate for 1996)                               5.90%

   (6) The average Monthly Payment Rate for 1996 (sum of the monthly
       Payment Rates divided by 12)                                        7.59%

G) Series 1995-1 Information for the Last Three Distribution Dates in 1996

   1)     Gross Yield

          a) 12/16/96                 18.26%
          b) 11/15/96                 21.42%
          c) 10/15/96                 19.46%

   2)     Net Loss Rate

          a) 12/16/96                  6.94%
          b) 11/15/96                  7.80%
          c) 10/15/96                  7.21%


   3)     Net Spread (Portfolio Yield Minus Base Rate)

          a) 12/16/96                  3.49%
          b) 11/15/96                  5.78%
          c) 10/15/96                  4.69%

          Three Month Average          4.65%


   4)     Monthly Payment Rate

          a) 12/16/96                  6.57%
          b) 11/15/96                  7.78%
          c) 10/15/96                  7.38%



                         FIRST DEPOSIT NATIONAL BANK,
                         Servicer


                         By:    /s/ David J. Petrini
                                ------------------------
                         Name:  David J. Petrini
                         Title: Senior Vice President and Chief Financial
                                Officer